PERFORMANCE SHARE AWARD AGREEMENT
(2007 Long-Term Incentive Plan)

This PERFORMANCE SHARE AWARD AGREEMENT (this “AGREEMENT”) is made to be effective as of ________, 20___ (the “GRANT DATE”), by and between Abercrombie & Fitch Co., a Delaware corporation (the “COMPANY”), and __________, an employee of the COMPANY (the “PARTICIPANT”).
WITNESSETH:
WHEREAS, pursuant to the provisions of the 2007 Long-Term Incentive Plan of the COMPANY (the “PLAN”), the Compensation Committee (the “COMMITTEE”) of the Board of Directors of the COMPANY (the “BOARD”) administers the PLAN; and
WHEREAS, the COMMITTEE has determined that the PARTICIPANT should be granted rights to earn a target number of shares of Class A Common Stock, $0.01 par value (the “COMMON SHARES”), of the COMPANY equal to __________, (_______) (such rights, the “AWARD”), subject to the restrictions, conditions and other terms set forth in this AGREEMENT;
NOW, THEREFORE, in consideration of the premises, the parties hereto make the following agreement, intending to be legally bound thereby:
1.    Grant of AWARD. The COMPANY hereby grants to the PARTICIPANT an AWARD with a target number of shares (the “TARGET AWARD”) equal to __________, (_______) COMMON SHARES (subject to adjustment as provided in Section 11(c) of the PLAN and Section 5(F) of this AGREEMENT, if applicable). The AWARD represents the right to earn up to 200% of the target number of COMMON SHARES subject to the AWARD, subject to the restrictions, conditions and other terms set forth in this AGREEMENT.
2.    Terms and Conditions of the AWARD.
(A)    EARNED UNITS. The issuance of COMMON SHARES pursuant to this AGREEMENT shall be subject to the COMPANY's achievement with respect to the ADJUSTED EPS goals set forth in the table below. If ADJUSTED EPS for the fiscal year _____ does not equal or exceed the THRESHOLD performance level set forth in the table below, the AWARD and the PARTICIPANT'S right to receive any COMMON SHARES pursuant to this AGREEMENT shall expire and be forfeited without payment of any additional consideration, effective as of the last day of fiscal year _____. Subject to the foregoing, the number of “EARNED UNITS” for purposes of this AGREEMENT shall be determined in accordance with the following schedule:

Performance Level	FY _____ ADJUSTED EPS Required to Achieve Performance Level	% of TARGET AWARD Earned
THRESHOLD	$x.xx	50%
TARGET	$x.xx	100%
MAXIMUM	$x.xx	200%
In the event that actual ADJUSTED EPS is between the THRESHOLD and TARGET, or TARGET and MAXIMUM performance levels, linear interpolation will be used to determine the number of EARNED UNITS. Any portion of the TARGET AWARD not earned based upon the actual achievement of ADJUSTED

EPS shall expire and be forfeited without payment of any additional consideration, effective as of the last day of fiscal year _____. The achievement of the performance objective(s) set forth in this Section 2(A) (and the extent or lack thereof) shall be evidenced by the COMMITTEE's written certification.
For purposes of this Section 2(A), the term “ADJUSTED EPS” means the COMPANY's Net Income per Share from Continuing Operations before Extraordinary Items (Diluted), as reported in the COMPANY's annual report on Form 10-K for the applicable fiscal year, adjusted to exclude the impact of charges for impairments and write-downs of store-related long-lived assets, trademarks and goodwill, net charges related to store closures and lease exits or other restructuring programs, any legal settlement in excess of $3 million, the impact of acquisitions or divestitures, and changes in accounting principles, as certified by the COMMITTEE.
(B)    RESTRICTED PERIOD. Except as provided under Sections 3 and 4 of this AGREEMENT, the period of restriction (the “RESTRICTED PERIOD”), after which the EARNED UNITS shall become vested and no longer be subject to forfeiture to the COMPANY shall lapse according to the following schedule (each of the dates described in this Section 2(B) a “VESTING DATE”), in each case, subject to the achievement of the additional performance-based vesting criteria set forth in Section 2(C) below:
(i)    the RESTRICTED PERIOD shall lapse as to one-third of the EARNED UNITS (subject to adjustment as provided in Section 11(c) of the PLAN), and such EARNED UNITS shall become vested, on the first anniversary of the VESTING DATE, provided the PARTICIPANT is employed by the COMPANY or a subsidiary of the COMPANY on such date;
(ii)    the RESTRICTED PERIOD shall lapse as to an additional one-third of the EARNED UNITS (subject to adjustment as provided in Section 11(c) of the PLAN), and such EARNED UNITS shall become vested, on the second anniversary of the VESTING DATE, provided the PARTICIPANT is employed by the COMPANY or a subsidiary of the COMPANY on such date; and
(iii)    the RESTRICTED PERIOD shall lapse as to an additional one-third of the EARNED UNITS (subject to adjustment as provided in Section 11(c) of the PLAN), and such EARNED UNITS shall become vested, on the third anniversary of the VESTING DATE, provided the PARTICIPANT is employed by the COMPANY or a subsidiary of the COMPANY on such date.
(C)    Non-Transferability of AWARD. The AWARD and any EARNED UNITS may not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise) by the PARTICIPANT, except as provided by will or by the applicable laws of descent and distribution, and the AWARD and any EARNED UNITS shall not be subject to execution, attachment or similar process.
(D)    Lapse of RESTRICTED PERIOD. Upon the lapse of the RESTRICTED PERIOD applicable to any EARNED UNITS, as promptly as is reasonably practicable, and in no case later than March 15th of the year after the year the RESTRICTED PERIOD lapses, COMMON SHARES shall be issued to the PARTICIPANT and the COMPANY shall deliver a stock certificate or other appropriate documentation evidencing the number of COMMON SHARES of the COMPANY issued in settlement of such vested EARNED UNITS to the PARTICIPANT (with each EARNED UNIT representing the right to receive one COMMON SHARE).
(E)    Tax Withholding. The COMPANY shall have the right to require the PARTICIPANT to remit to the COMPANY an amount sufficient to satisfy any applicable federal, state and local tax withholding requirements in respect of the settlement of the AWARD. These tax withholding requirements may be satisfied in one of several ways, including:
(i)    The PARTICIPANT may give the COMPANY cash equal to the amount required to be withheld or tender COMMON SHARES of the COMPANY already owned by the PARTICIPANT by actual delivery of the already-owned COMMON SHARES and having a fair market value (based on the opening sale price of the COMMON SHARES as reported on the New York Stock Exchange or, if the COMMON SHARES are not traded on the New York Stock Exchange, “fair market value” as defined in the PLAN) on the date of settlement equal to the amount required to be withheld; or
(ii)    The COMPANY may withhold COMMON SHARES otherwise deliverable upon settlement of the AWARD having a fair market value (based on the opening sale price of the COMMON SHARES as reported on the New York Stock Exchange or, if the COMMON SHARES are not traded on the New York Stock Exchange, “fair market value” as defined in the PLAN) on the date of settlement equal to the amount required to be withheld (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws).
(F)    Rights as Holder of AWARD. With respect to this AWARD, the PARTICIPANT shall have no rights as a stockholder of the COMPANY (including the right to vote or receive dividends) with respect to any COMMON SHARES of the COMPANY until the date of issuance to the PARTICIPANT of a certificate or other evidence of ownership representing such COMMON SHARES in settlement thereof. In addition, dividend equivalents will not be paid or payable with respect to the COMMON SHARES and/or EARNED UNITS subject to this AGREEMENT.
3.    Change of Control. Unless the BOARD or COMMITTEE provides otherwise prior to a “Change of Control” (as such term is defined in the PLAN), upon a Change of Control, Section 9 of the PLAN shall govern the treatment of the AWARD. For the avoidance of doubt, the performance period under this AGREEMENT for purposes of Section 9(b) of the PLAN shall be fiscal year _____. Notwithstanding anything in Section 9(b) of the PLAN to the contrary, for all purposes under this AGREEMENT, in the event of a Change of Control, the ADJUSTED EPS goal shall be deemed to have been achieved, as of the date of the Change of Control, at the target level of performance, and the ADJUSTED NET INCOME goals shall be deemed to have been achieved in full as of the date of the Change of Control.
4.    Effect of Termination of Employment.
(A)    The grant of the AWARD shall not confer upon the PARTICIPANT any right to continue in the employment of the COMPANY or any of its subsidiaries or interfere with or limit in any way the right of the COMPANY or any of its subsidiaries to modify the terms of or terminate the employment of the PARTICIPANT at any time in accordance with applicable law and the COMPANY's or the subsidiary's governing corporate documents.
(B)    Except as the COMMITTEE may at any time provide, if the employment of the PARTICIPANT with the COMPANY and its subsidiaries is terminated for any reason other than death, “retirement” or “total disability” (as defined below) prior to the lapsing of the RESTRICTED PERIOD applicable to the AWARD and/or any EARNED UNITS, such AWARD and/or EARNED UNITS shall be forfeited to the COMPANY.
(C)    If the PARTICIPANT becomes totally disabled prior to the lapsing of the RESTRICTED PERIOD applicable to any EARNED UNITS, such RESTRICTED PERIOD shall immediately lapse and the EARNED UNITS (or, if prior to the end of the _____ fiscal year, the TARGET AWARD) shall become fully vested.
(D)    If the PARTICIPANT dies while employed by the COMPANY or one of its subsidiaries prior to the lapsing of the RESTRICTED PERIOD applicable to any EARNED UNITS, such RESTRICTED PERIOD shall immediately lapse and the EARNED UNITS (or, if prior to the end of the _____ fiscal year, the TARGET AWARD) shall become fully vested.
(E)    If the PARTICIPANT retires from employment with the COMPANY at or after attaining the age of 65 (such termination of employment a “retirement”) prior to the lapsing of the RESTRICTED PERIOD applicable to any EARNED UNITS, the number of EARNED UNITS that would have vested during the twelve months following such retirement had the PARTICIPANT remained employed by the COMPANY (and, if such termination occurs prior to the end of fiscal year _____, based upon the actual achievement of the ADJUSTED EPS goal over the full fiscal year) shall become immediately vested (or, if such termination occurs prior to the end of fiscal year _____, shall become immediately vested upon the COMMITTEE's written certification of the achievement of the ADJUSTED EPS goal (and the extent thereof)) and any remaining EARNED UNITS and/or portion of the AWARD shall be forfeited to the COMPANY .
(F)    For purposes of this AGREEMENT, “total disability” shall have the definition set forth in the Abercrombie & Fitch Co. Long-Term Disability Program, which definition is incorporated herein by reference.
5.    Forfeiture of AWARD.
(A) The AWARD and any EARNED UNITS shall be subject to the following additional forfeiture conditions, to which the PARTICIPANT, by accepting the AWARD, agrees. If any of the events specified in Section 5(B)(i), (ii), (iii) or (iv) occurs (a “FORFEITURE EVENT”), the following forfeiture will result:
(i)     the AWARD and any EARNED UNITS held by the PARTICIPANT and not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and
(ii)     The PARTICIPANT will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of “AWARD GAIN” (as defined below) realized by the PARTICIPANT upon each settlement of the AWARD that occurred on or after (x) the date that is ________ months prior to the occurrence of the FORFEITURE EVENT, if the FORFEITURE EVENT occurred while the PARTICIPANT was employed by the COMPANY or a subsidiary or affiliate, or (y) the date that is _______ months prior to the date the PARTICIPANT's employment by the COMPANY or a subsidiary or affiliate terminated, if the FORFEITURE EVENT occurred after the PARTICIPANT ceased to be so employed. For purposes of this Section, the term “AWARD GAIN” shall mean, in respect of any settlement of the AWARD granted to the Participant, the Fair Market Value of the cash or COMMON SHARES paid or payable to the Participant (regardless of any elective deferrals).
(B)     The forfeitures specified in Section 5(A) will be triggered upon the occurrence of any one of the following FORFEITURE EVENTS at any time during PARTICIPANT's employment by the COMPANY or a subsidiary or affiliate, or during the _______ month period following termination of such employment:
(i)     PARTICIPANT, acting alone or with others, directly or indirectly, (I) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless PARTICIPANT's interest is insubstantial, in any business in an area or region in which the COMPANY conducts business at the date the event occurs, which is directly in competition with a business then conducted by the COMPANY or a subsidiary or affiliate; (II) induces any customer or supplier of the COMPANY or a subsidiary or affiliate, with which the COMPANY or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the COMPANY or any subsidiary or affiliate; or (III) induces, or attempts to influence, any employee of or service provider to the COMPANY or a subsidiary or affiliate to terminate such employment or service. The COMMITTEE shall, in its discretion, determine which lines of business the COMPANY conducts on any particular date and which third parties may reasonably be deemed to be in competition with the COMPANY. For purposes of this Section 5(B)(i), an PARTICIPANT's interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a PARTICIPANT's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the COMMITTEE in its discretion, of less than five percent of the outstanding equity of the entity;
(ii)     PARTICIPANT discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the COMPANY or any subsidiary or affiliate, any confidential or proprietary information of the COMPANY or any subsidiary or affiliate, including but not limited to information regarding the COMPANY's current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by PARTICIPANT's breach of this provision), except as required by law or pursuant to legal process, or PARTICIPANT makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the COMPANY or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process;
(iii)     PARTICIPANT fails to cooperate with the COMPANY or any subsidiary or affiliate in any way, including, without limitation, by making himself or herself available to testify on behalf of the COMPANY or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the COMPANY or any subsidiary or affiliate in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the COMPANY or such subsidiary or affiliate, as reasonably requested; or
(iv)    PARTICIPANT, during the period he or she is employed by the COMPANY and for ________ months thereafter (the “NON-SOLICITATION PERIOD”), alone or in conjunction with another party, (I) interferes with or harms, or attempts to interfere with or harm, the relationship of the COMPANY with any person who at any time was a customer or supplier of the COMPANY or otherwise had a business relationship with the COMPANY; (II) hires, solicits for hire, aids in or facilitates the hire, or causes to be hired, either as an employee, contractor or consultant, any person who is currently employed, or was employed at any time during the six (6) month period prior thereto, as an employee, contractor or consultant of the COMPANY.
(C)    Despite the conditions set forth in this Section 5, a PARTICIPANT is not hereby prohibited from engaging in any activity set forth in Section 5(B)(i), including but not limited to competition with the COMPANY and its subsidiaries and affiliates. Rather, the non-occurrence of the FORFEITURE EVENTS set forth in Section 5(B) is a condition to the PARTICIPANT's right to realize and retain value from the AWARD, and the consequence under the PLAN and this AGREEMENT if the PARTICIPANT engages in an activity giving rise to any such FORFEITURE EVENTS are the forfeitures specified therein and as otherwise provided in this AGREEMENT. The COMPANY and PARTICIPANT shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 5(A) and 5(B).
(D)     The COMMITTEE may, in its discretion, waive in whole or in part the COMPANY's right to forfeiture under this Section 5, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the COMPANY.
(E)    In addition to the above, PARTICIPANT agrees that any of the conduct described in Section 5(B)(ii) and (iv) would result in irreparable injury and damage to the COMPANY for which the COMPANY would have no adequate remedy at law. PARTICIPANT agrees that in the event of such occurrence or any threat thereof, the COMPANY shall be entitled to an immediate injunction and restraining order to prevent such conduct and threatened conduct and/or continued conduct by PARTICIPANT and/or any and all persons and/or entities acting for and/or with PARTICIPANT, and without having to prove damages and to all costs and expenses incurred by the COMPANY in seeking to enforce its rights under this AGREEMENT. These remedies are in addition to any other remedies to which the COMPANY may be entitled at law or in equity. PARTICIPANT agrees that the covenants of PARTICIPANT contained in Section 5(B) are reasonable.
(F)    If the Committee determines that the earlier determination as to the achievement of any performance goal hereunder was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a number of the EARNED UNITS would not have been granted, earned and/or vested, given the correct data, then (i) the aggregate number of COMMON SHARES subject to the TARGET AWARD set forth in Section 1 above, and/or the aggregate number of EARNED UNITS earned hereunder, shall be reduced by such number of EARNED UNITS that would not have been granted, earned and/or vested (such EARNED UNITS, the “EXCESS UNITS”), (ii) any EXCESS UNITS that have not yet vested in accordance with the terms of this AGREEMENT shall be forfeited and (iii) any COMMON SHARES received upon settlement of vested EXCESS UNITS (or if such COMMON SHARES were disposed of the cash equivalent) shall be returned to the COMPANY as provided by the COMMITTEE.
6.    PLAN as Controlling; PARTICIPANT Acknowledgments. All terms and conditions of the PLAN applicable to the AWARD which are not set forth in this AGREEMENT shall be deemed incorporated herein by reference. In the event that any term or condition of this AGREEMENT is inconsistent with the terms and conditions of the PLAN, the PLAN shall be deemed controlling. The PARTICIPANT acknowledges receipt of a copy of the PLAN. The PARTICIPANT also acknowledges that all decisions, determinations and interpretations of the COMMITTEE in respect of the PLAN, this AGREEMENT and the RESTRICTED STOCK UNITS shall be final, conclusive and binding on the PARTICIPANT, all other persons interested in the PLAN and stockholders.
7.    Governing Law. To the extent not preempted by federal law, this AGREEMENT shall be governed by and construed in accordance with the laws of the State of Delaware, except with respect to provisions relating to the covenants set forth in Section 5 hereof, which shall be governed by the laws of Ohio.
8.    Rights and Remedies Cumulative. All rights and remedies of the COMPANY and of the PARTICIPANT enumerated in this AGREEMENT shall be cumulative and, except as expressly provided otherwise in this AGREEMENT, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

9.    Captions. The captions contained in this AGREEMENT are included only for convenience of reference and do not define, limit, explain or modify this AGREEMENT or its interpretation, construction or meaning and are in no way to be construed as a part of this AGREEMENT.
10.    Severability. If any provision of this AGREEMENT or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this AGREEMENT or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this AGREEMENT that if any provision of this AGREEMENT is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.
11.    Number and Gender. When used in this AGREEMENT, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.
12.    Entire Agreement. This AGREEMENT, including the PLAN incorporated herein by reference, constitutes the entire agreement between the COMPANY and the PARTICIPANT in respect of the subject matter of this AGREEMENT, and this AGREEMENT supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this AGREEMENT. No officer, employee or other servant or agent of the COMPANY, and no servant or agent of the PARTICIPANT, is authorized to make any representation, warranty or other promise not contained in this AGREEMENT. Other than as set forth in Section 11(e) of the Plan, no change, termination or attempted waiver of any of the provisions of this AGREEMENT shall be binding upon either party hereto unless contained in a writing signed by the party to be charged.
13.    Successors and Assigns of the COMPANY. The obligations of the COMPANY under this AGREEMENT shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the COMPANY, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the COMPANY.

IN WITNESS WHEREOF, the COMPANY has caused this AGREEMENT to be executed by its duly authorized officer, and the PARTICIPANT has executed this AGREEMENT, in each case effective as of the GRANT DATE.

COMPANY:
ABERCROMBIE & FITCH CO.

By:__________________________
Its: _________________________
Title:_______________________

PARTICIPANT
_____________________________
Printed Name: _________________
Address:
_____________________________
_____________________________
_____________________________